EXHIBIT 16 (i)

Securities and Exchange Commission

100 Fifth Street, N.E.

Washington, D.C. 20549

29 August 2007

Subject:	Form 8-K

Dear Sirs:

We have read the statements made by Trustcash Holdings, Inc. (formerly Ouvo, Inc.) which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K /A2 as part of the Company's Form 8-K /A2 dated 30 August 2007. We agree with the statements concerning our firm in such Form 8-K /A2.

Yours truly,

JAMES STAFFORD

“Bradley Stafford”

Per:

J. Bradley Stafford

Chartered Accountant

4